Exhibit 24

POWER OF ATTORNEY

We, the undersigned officers and directors of CSG Systems International, Inc., hereby severally and individually constitute and appoint Edward C. Nafus, Joseph T. Ruble, and Peter E. Kalan, and each of them individually, the true and lawful agents and attorneys-in-fact of each of us to execute in the name, place and stead of each of us (in any capacity stated below) a post-effective amendment to Registration Statement No. 333-04286 on Form S-8 under the Securities Act of 1933 for the purpose of removing from registration the shares of Common Stock of such corporation not issued under the 1995 Incentive Stock Plan of such corporation, and all instruments necessary or advisable in connection therewith, and to file the same with the Securities and Exchange Commission, each of said agents and attorneys-in-fact to have power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said agents and attorneys-in-fact and each of them to any and all of such amendment and other instruments.

Name	Title	Date

/s/ Bernard W. Reznicek Bernard W. Reznicek	Chairman of the Board and Director	September 16, 2005

/s/ Edward C. Nafus Edward C. Nafus	President, Chief Executive Officer and Director (Principal Executive Officer)	September 8, 2005

/s/ Peter E. Kalan Peter E. Kalan	Chief Financial Officer	September 6, 2005

/s/ Randy Wiese Randy Wiese	Principal Accounting Officer	September 6, 2005

/s/ Donald B. Reed Donald B. Reed	Director	September 7, 2005

/s/ Janice I. Obuchowski Janice I. Obuchowski	Director	September 7, 2005

/s/ James A. Unruh James A. Unruh	Director	September 6, 2005

/s/ Frank V. Sica Frank V. Sica	Director	September 6, 2005

/s/ Donald V. Smith Donald V. Smith	Director	September 8, 2005